                                                                   EXHIBIT T-1.6
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       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036

January 18, 20001


Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


By: /s/ Sandra H. Leess
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    Sandra H. Leess
    Authorized Signer